ARRAKIS, INC.
3040 S. Vallejo St., Englewood, CO 80110

CONSENT OF GEOLOGICAL CONSULTANT

We hereby consent to the inclusion and reference of information from the analysis reports we prepared on behalf of Searchlight Minerals Corp. (the “Company”) in Amendment No. 3 to the Registration Statement on Form SB-2/A to be filed by Searchlight with the United States Securities and Exchange Commission.

Dated the 12th day of June, 2007

ARRAKIS, INC.

/s/ James R. Murray

_____________________________
Per: James R. Murray
         President